SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Asia Pacific Growth Fund -- Class A Shares
Fiscal period ending: 9-30-96
Inception date (if less than 10 years of performance): 2-20-91


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    Life of Fund*

P   =  Initial Investment        $1,000    $1,000


ERV =  Ending Redeemable Value   $903.69
$1,547.10

T   =  Average Annual
       Total Return              -9.63%    +9.93%*

                    *Life of fund, if less than 5 years
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            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Asia Pacific Growth Fund -- Class B Shares
Fiscal period ending: 9-30-96
Inception date (if less than 10 years of performance): 6-1-93


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      Life of Fund*

P   =  Initial Investment        $1,000      $1,000


ERV =  Ending Redeemable Value   $905.23     $1,246.70


T   =  Average Annual
       Total Return              -9.48%      +9.93%*

                    *Life of fund, if less than 5 years

            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Asia Pacific Growth Fund -- Class M Shares
Fiscal period ending: 9-30-96
Inception date (if less than 10 years of performance): 2-1-95


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    Life of Fund*

P   =  Initial Investment        $1,000
$1000

ERV =  Ending Redeemable Value   $1,036.10
$1,052.09

T   =  Cumulative
       Total Return              4.65%          +5.21%

                    *Life of Fund, if less than 1 year